EXHIBIT 99.1

Nanophase Reports Record Revenue for First Quarter as it Sets Stage for Strong Year

— Delivered a record $8.2 million in Q1 revenue
— In Beauty Science markets, Solésence revenue is up 29% YOY while Active Pharmaceutical Ingredients (API) sales are up 70%
— Added key team members to support growth

ROMEOVILLE, Ill., May 11, 2022 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced record financial results for the first quarter ended March 31, 2022.

“We are pleased to report a record $8.2 million in revenue as we start the year off with a profitable quarter, approximately $3 million billed in April, and $24 million in open orders that will carry over in 2022,” said Jess Jankowski, Chief Executive Officer. “Our demand remains strong, with our results limited primarily due to production constraints and, in particular, staffing challenges. To address this, we have been in the process of expanding our staffing and infrastructure to allow us to increase our throughput.”

Jankowski continued: “We’re in a sweet spot within what our markets want and are making internal investments to expand and accelerate our growth. We’ve augmented our sales operations group to be able to handle the increasing numbers of products and customers that our growth has created, and we’ve strategically expanded across other key areas as we continue to add new customers to our portfolio.”

Kevin Cureton, Chief Operating Officer, commented: “After a challenging finish to 2021, I am particularly proud of our team — including all of our new team members — as we regained traction to launch over a dozen new products in the quarter. While supply chain challenges — particularly related to specialty ingredients and packaging — have made us scramble to meet the demand, our organization’s flexibility and versatility showed up when it really counted to get these products on the shelves of leading retailers like Sephora, Ulta, Credo, Walmart and Target.”

“The momentum of our finish in Q1 has gotten us off to a fast start in Q2. We expect to continue to show rapid top line growth commensurate with the growth rate we have seen over the past two years,” Cureton continued. “More than a half dozen of the Q1 launches are getting great publicity and are up for various awards. As in the past, this type of notoriety helps drive consumer awareness, acceptance and, ultimately, purchase — which then leads to greater reorders for our Company. It is also an affirmation of our unique ability to deliver best-in-class products, in terms of both enhancing skin health and creating aesthetically beautiful products that consumers want to use again and again. We’re excited to discuss more on our market penetration and growth and the operational improvements under way during the upcoming conference call.”

Operational Highlights

New Business Expansion

  In the first quarter, we had 18 new products shipped, with 9 new brand partners included in this count.

  New launches represented approximately 29% of the Solésence shipments during Q1.

  All items shipped during Q1 have open orders still due within Q2/Q3.

Team Expansion

  In the first quarter, we hired 30 team members across manufacturing, supply chain and commercial teams. This team expansion supports our ongoing growth as we expand our capabilities and deepen our commitment to supporting the growth of our partners. Notable areas of expansion include:
    A 40% increase in staffing related to the production of zinc oxide
    The largest expansion of our sales, marketing and customer service teams in the last 10 years, with a net addition of 6 new team members
    To facilitate greater throughput and further increases in volume, an increase in staffing in our Quality department, which is now at its largest level in the history of the company

Production Milestone: Record Monthly Revenue

  In March 2022, we experienced our highest single product revenue month in Company history, approximately $3.8 million.
  Over 1 million units of finished goods were shipped during the first quarter

First Quarter Financial Highlights

  Revenue for the first quarter was $8.2 million, vs. $7.1 million for the same period in 2021, a 15% increase.

  Solésence revenue was $5.6 million, up 29% from $4.3 million in 2021.

  Personal Care Ingredients revenue was $2.4 million, up 71% from $1.4 million in 2021.

“We expect that our growth during the remainder of the year will exceed our Q1 performance in terms of revenue, volume, and profitability,” continued Jankowski. “Our expectations are high for the rest of 2022, with plans to exceed $40 million in 2022 revenue, with upside dependent on the timing and success of our planned operational improvements. Kevin and I are looking forward to sharing more in our call tomorrow, and as our strategy drives further growth throughout 2022.”

Conference Call

Nanophase will host its First Quarter conference call on Thursday, May 12, at 10:00 a.m. CDT, 11:00 a.m. EDT to discuss its financial results and provide a business and financial update.

Live audio webcast/conference call:
Webcast: https://edge.media-server.com/mmc/p/5so3sk4b
U.S. Dial-In Number: 877-312-8776
International Dial-In Number: 408-774-4007
The conference ID is 1360727.

Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the link in the conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented, and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, LLC, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2022. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	(in thousands except share and per share data)
	March 31,	December 31,
	2022	2021
ASSETS

Current assets:
Cash	$897	$657
Trade accounts receivable, less allowance for doubtful accounts of $80
for March 31, 2022 and $60 for December 31, 2021	5,274	3,937
Inventories, net	8,559	6,095
Prepaid expenses and other current assets	1,005	910
Total current assets	15,735	11,599

Equipment and leasehold improvements, net	4,997	4,712
Operating leases, right of use	11,718	12,075
Other assets, net	7	8
Total assets	$32,457	$28,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	3,709	1,351
Current portion of finance lease obligations	70	105
Current portion of operating lease obligations	890	589
Accounts payable	4,953	3,566
Current portion of deferred revenue	848	783
Accrued expenses	961	946
Total current liabilities	11,431	7,340

Long-term portion of finance lease obligations	4	6
Long-term portion of operating lease obligations	11,389	11,700
Long-term debt, related party	1,000	1,000
Long-term portion of deferred revenue	661	661
Asset retirement obligations	224	222
Total long-term liabilities	13,278	13,589

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 shares authorized;
49,026,741 and 48,893,573 shares issued and outstanding on March 31, 2022
and December 31, 2021, respectively	490	489
Additional paid-in capital	104,643	104,423
Accumulated deficit	(97,385)	(97,447)
Total stockholders' equity	7,748	7,465
Total liabilities and shareholders' equity	$32,457	$28,394

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended
	March 31,
	2022	2021
Revenue:
Product revenue	$8,046	$7,050
Other revenue	110	22
Total revenue	8,156	7,072

Cost of revenue	5,988	5,042
Gross profit	2,168	2,030

Operating expense:
Research and development expense	666	499
Selling, general and administrative expense	1,397	1,034
Income from operations	105	497
Interest expense	43	139
Other income, net	-	(952)
Income before provision for income taxes	62	1,310
Provision for income taxes	-	-
Net income	$62	$1,310

Net income per share-basic	$-	$0.03

Weighted average number of basic shares outstanding	48,984,312	38,221,292

Net income per share-diluted	$-	$0.03

Weighted average number of diluted shares outstanding	51,064,312	39,811,292

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	March 31,
	2022	2021
Revenue:
Product revenue, net	$8,046	$7,050
Other revenue	110	22
Total revenue	8,156	7,072

Operating expense:
Cost of revenue detail:
Depreciation	119	86
Non-Cash equity compensation	25	5
Other costs of revenue	5,844	4,951
Cost of revenue	5,988	5,042
Gross profit	2,168	2,030

Research and development expense detail:
Depreciation	9	9
Non-Cash equity compensation	41	13
Other research and development expense	616	477
Research and development expense	666	499

Selling, general and administrative expense detail:
Depreciation and amortization	7	6
Non-Cash equity compensation	81	24
Other selling, general and administrative expense	1,309	1,004
Selling, general and administrative expense	1,397	1,034
Income from operations	105	497
Interest expense	43	139
Other income, net	-	(952)
Income before provision for income taxes	62	1,310
Provision for income taxes	-	-
Net income	$62	$1,310

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	43	139
Addback Depreciation/Amortization	135	101
Addback Non-Cash Equity Compensation	147	42
Addback Other Income, net	-	(952)
Addback Provision for Income Taxes	-	-

Adjusted EBITDA	$387	$640

COMPANY CONTACT
Investor Relations
630-771-6736